UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 327-7266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 OTHER EVENTS

PTS, Inc. (“PTSH”) previously announced on February 20, 2007 that it had entered into a Non-Binding Letter of Intent (the “Letter of Intent”) with Dr. Albert A. Gomez, an individual, who collectively holds fifty four point six nine percent (54.69%) of the issued and outstanding common stock and five million (5,000,000) shares of Series B Preferred stock of Strategic Healthcare Systems, Inc., a publicly traded Pink Sheet company (“SHCS”). A copy of the Letter of Intent was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 23, 2007.

On May 15, 2007, PTSH announced the cancellation of the acquisition of SHCS. It was determined that, based on the continued impressive growth prospects with PTSH’s subsidiary Disability Access Consultants, Inc. (“DAC”), PTSH has decided to focus on DAC to optimize these opportunities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007	PTS, Inc.

By /s/ Peter Chin
Peter Chin, President